                                                                    Exhibit 10.5

Vertraulich
IXYS Semiconductor GmbH
- Geschaeftsleitung -
Edisonstr, 15

68623 Lampertheim

Ihre/Your/Votre Ref.            Unsere/Our/Notre Ref.       Telefon/Hausruf      Datum
                                AFK-Kredit/Frau             - 328                28. Juli 2000
                                Wittmann/Herr Tracht

Konto Nr.: 3601663 bei unserer Filiale Sandhofen
Kreditbestaetigung

Sehr geehrte Herren,

unter Bezugnahme auf die mit Ihnen gefuehrten Gespraeche raeumen wir Ihnen bis auf weiteres einen Kreditrahmen fuer die Eroeffnung von Importakkreditiven in Hoehe von

                                USD 5,000,000,--
                     (in Worten: US Dollar fuenf Millionen)

ein.

Die Konditionen fuer die einzelnen Akkreditivgeschaefte werden jeweils separat mit Ihnen vereinbart. In Anrechnung auf diese Linie stehen wir Ihnen bereits mit Akkreditiven in Hoehe von USD 3.079.730.00 per 26.07.2000 zur Verfuegung.

Etwaige nach (S)(S) 59 ff Aussenwirtschaftsgesetz erforderliche Meldungen ueber geleistete Zahlungen im Aussenwirtschaftsverkehr gegenueber der Deutschen Bundesbank werden von Ihnen als Adressaten dieser Meldung veranlasst.

Weiterhin stehen wir Ihnen mit einem Kreditrahmen zur Refinanzierung von Leasinggeschaeften mit einer Laufzeit von bis zu 4 Jahren ueber die CommerzLeasing Mobilien GmbH in Hoehe von

                                DM 7,500,000,--
        (in Worten: Deutsche Mark sieben Millionen fuenfhunderttausend)

bis auf weiteres zur Verfuegung.

In Anrechnung auf diesen Leasingkreditrahmen stehen wir Ihnen bereits per
30.06.2000 mit 26 Einzelgeschaeften mit einem Gesamtvolumen von ca. DM 5.068.100.-- zur Verfuegung. Der Leasingkreditrahmen kann im Zuge fortschreitender Tilgungen der in Anspruch genommenen Einzelkredite jeweils wieder neu ausgeschoepft werden.

Die Konditionen fuer die einzelnen Leasinggeschaefte werden separat zwischen Ihnen und der CommerzLeasing Mobilien GmbH vereinbart.

                                       1.

Weiterhin bestaetigen wir Ihnen gerne, dass wir Ihnen fuer die Einrichtung einer neuen Produktionsstaette in Berlin mit einem Kreditrahmen bis auf weiteres in Hoehe von insgesamt

                                DM 9,900,000,--
               (Deutsche Mark neun Millionen neunhunderttausend)

zur Verfuegung stehen.

Der Kreditrahmen kann in mehreren Einzeldarlehen mit einer Laufzeit von jeweils bis zu max. 10 Jahren in Anspruch genonmmen werden. Die fortschreitende Tilgung der bereits in Anspruch genommenen Einzeldarlehen reduziert den Gesamtkreditrahmen von DM 9,9 Mio ensprechend. Der Gesamtkreditrahmen sollte innerhalb von 3 Jahren voll in Anspruch genommen sein. Dieser Rahmen kann wahlweise auch fuer die Finanzierung der Einrichtungsgegenstaende ueber Mietkauf mit der CommerzLeasing Mobilien GmbH genutzt werden.

Die Gesamtinvestitionen fuer die Produktionsstaette in Berlin betragen rd. DM 19 Mio. Wir gehen davon aus, dass bein Kreditvalutierung die Zuwendungsbescheide ueber die oeffentlichen Finanzierungshilfen ueber insgesamt ca. DM 5,5 Mio vorliegen, die darin enthaltenen Auflagen entsprechend erfuellt wurden sowie der Eigenmitteleinsaz von DM 3,5 Mio anteilig erbracht wird.

Die Konditionen werden zu gegebener Zeit mit Ihnen festgelegt.

Fuer die Einraeumung dieses Kredites erlauben wir uns eine einmalige Bearbeitungsgebuehr von pauschal DM 40.000,--zu belasten, die bei
Vertragsunterzeinchnung faellig ist.

Als Sicherheit fuer vorstehend genannte Kredite erhalten wir:

- Garantie der IXYS Corporation (Delaware) gemaess beigefuegtem Mustertext Bitte fuegen Sie der Garantie folgende Begleitdokumente bei:
   Certificate of Incorporation, mit dem Vermerk, dass es sich um die zur Zeit gueltige
   Fassung handelt
   By-Laws, mit dem Vermerk, dass es sich um die zur Zeit gueltige Fassung handelt
   Certificate of Resolution of the Board of Directors
   Legal Opinion, die auch vom Inhouse Council [sic] erstellt sein kann.
- Verpfaendung Termingelder ueber max. DM 1.000.000,-- der IXYS Corporation gemaess beigefuegtem Formular
-  Abtretung der Ansprueche und Rechte aus den Akkreditivgeschaeften

Weitere Einzelheiten, insbesondere hinsichtlich des Sicherungszweckes, werden bei Abschluss der jeweiligen Sicherungsvertraege vereinbart.

Grundlage fuer unsere Kreditzusage ist weiterhin die Beibehaltung der derzeitigen Gesellschaftsverhaeltnisse. Wird von der IXYS Corporation, Santa Clara, USA die 100%-ige indirekte Beteiligung an Ihrem Unternehmen aufgegeben oder reduziert, so hat die Bank das Recht, die Kredite zu kuendigen und die bestehenden Salden auch ohne Einhaltung einer Frist faellig zu stellen.

                                       2.

Waehrend der Laufzeit der Kredite gilt als vereinbart, dass eine
Mindesteigenkapitalquote von 20% der IXYS Semiconductor GmbH einzuhalten ist. (Eigenkapitalquote = Eigenkapital x 100 : Bilanzsumme)
Das Eigenkapital ist definiert als die Summe aus gezeichnentem Kapital, Ruecklagen, Gewinn- bzw. Verlustvortrag und dem Jahresergebnis abzueglich eventueller Forderungen an Gesellschafter. Die Berechnung der Kennzahl erfolgt jeweils zum Bilanzstichtag 31.03.

Fuer den Fall, dass die Eigenkapitalquote unter 20% liegt, ist fuer den unter 20% befindlichen Teil eine volle, uns genehme Besicherung zu stellen oder alternativ eine Bareinlage seitens der Gesellschafter zu leisten, so dass die Eigenkapitalquote von zumindest 20% eingehalten wird.

Wird die vereinbarte Kennzahl bzw. Verpflichtung nicht erreicht oder eingehalten oder das Ergebnis der Berechnung der Eigenkapitalquote nicht rechtzeitig der Bank zur Verfuegung gestellt, so wird die Bank zur Heilung dieser Vertragsverletzung eine Frist setzen, sofern die Heilung kurzfristig moeglich erscheint. Andernfalls, und bei ergebnislosem Ablauf der gesetzten Frist, hat die Bank das Recht, den Kredit zu kuendigen und den bestehenden Saldo auch ohne Einhaltung einer Frist faellig zu stellen.

Wesentlicher Bestandteil dieses Kreditvertrages sind unsere "Allgemeine Geschaeftsbedingungen", die ergaenzend gelten und die wir in aktueller Fassung diesem Schreiben beifuegen.

Unter Bezugnahme auf die Bestimmungen des Gesetzes uber das Kreditwesen verpflichten Sie sich, uns ueber die wirtschaftliche Situation Ihres Hauses stets aktuell unterrichtet zu halten und uns Ihre Jahresabschluesse sowie die Pruefberichte und den geprueften Konzernabschluss Ihrer Muttergesellschaft IXYS Corporation nach Fertigstellung in rechtsverbindlicher Form jeweils unaufgefordert, spaetestens bis zum 30.09. jeden Jahres, zukommen zu lassen.

Nach den Vorgaben des Bundesaufsichtsamtes fuer das Kreditwessen muessen wir uns vorbehalten, Kredite zu kuendigen, soweit der Kreditnehmer der
Offenlegungspflicht nicht nachkommt. Hiervon unberuehrt bleiben die Kuendigungsrechte der Bank, die sich aus den "Allgemeine Geschaeftsbedingungen" oder sonstigen Vereinbarungen ergeben.

Nach rechtsgueltiger Unterzeichnung dieses Schreibens verlieren unsere vorherigen Kreditbestaetigungsschreiben ihre Gueltigkeit.

Ihr Einverstaendnis mit dem Inhalt dieses Schreibens und unseren "Allgemeine Geschaeftsbedingungen" bitten wir uns durch rechtsverbindliche Unterzeichnung und Ruecksendung beigefuegter Durchschrift zu bestaetigen.

Wir freuen uns, Ihnen mit oben genanntem Kredit zur Verfuegung stehen zu koennen und hoffen auf eine weiterhin angenehme Geschaeftsbeziehung.

                                       3.

Mit freundlichen Gruessen

COMMERZBANK
Aktiengesellschaft
Filiale Mannhiem

/s/

Mit dem Inhalt des obigen Schreibens erklaeren wir uns in allen Teilen einverstanden. Gleichzeitig bestaetigen wir den Empfang Ihrer "Allgemeine Geschaeftsbedingungen".


Lampertheim, 31.07.00                  /s/ IXYS Semiconductor GmbH
-------------------------------            D-68623 Lampertheim
Ort, Datum                             ----------------------------------
                                           Stempel Unterschrift
                                           IXYS Semiconductor GmbH

                                       4.

                                                                 COMMERZBANK
                                                                 Mannheim Branch
                                                                 [Letterhead]

Confidential
IXYS Semiconductor GmbH
-Management-
Edisonstr. 15

68623 Lampertheim

                                                                   July 28, 2000

Account No. 3601663 with our Sandhofen Branch
Credit Confirmation

Dear Sirs:

In regard to our conversations we are granting you until further notice a credit facility for the opening of letters of credit for imports in the amount of

                                US$ 5,000,000.--
                      (in words: Five Million US Dollars).

The conditions of each of the letters of credits will be agreed to separately. In connection with this credit facility we have already been available in an amount of US$ 3,079,730.00 as of July 26, 2000.

Necessary notices required per Sections 59 ff of the Foreign Business Act to the German Federal Reserve Bank regarding payments in the foreign stream of commerce will be initiated by you, as addressee of such notice.

Further, we are available to you until further notice in regard to a credit facility for the refinancing of leasing arrangements with terms of up to 4 years through CommerzLeasing Mobilien GmbH in the amount of

                                DM 7,500,000.--
         (in words: Seven Million Five Hundred Thousand German Marks).

In connection with this leasing credit facility, as of June 30, 2000 we have already been available to you in 26 separate business arrangements with a total volume of about DM 5,068,100.-- The leasing credit facility may be drawn upon again, after continued discharge and payments under individual lease lines of credit.

The conditions of the individual leasing arrangements will be agreed upon separately with CommerzLeasing Mobilien GmbH.

                                      1.

Further, we are pleased to confirm, that we will be available to you with a credit facility until further notice in the amount of

                                DM 9,900,000.--
               (Nine Million Nine Hundred Thousand German Marks)

for the construction of the new productions site in Berlin.

The credit facility may be drawn upon in multiple single loans with terms of each up to a maximum of 10 years. The continued discharge and payments under individual loans reduces the total credit facility of DM 9.9 million from time to time. The credit facility should be fully drawn upon within 3 years. This credit facility may also be used for the financing of equipment, furniture or fixtures through leasing with Commerzleasing Mobilien GmbH.
The combined investments for the production site in Berlin amount to about DM 19 million. It is our understanding that at the time of such credit and valuation assessment, administrative grant notices for public finance subsidies in the total aggregate amount of DM 5.5 million are available, and that the conditions therein were complied with, as well as a contribution of DM 3.5 million out of the company's own capital.

The conditions will be agreed upon at such time as necessary.

For the granting of this credit facility we allow ourselves a one time processing fee lump sum of DM 40,000.--which is due at the signing of this agreement.

As security of the above-referenced credit facilities we receive:

-  Guaranty of IXYS Corporation (Delaware) according to enclosed form
   Please enclose the following documents with the guaranty:
   Certificate of Incorporation, with a certification that such Certificate of Incorporation is currently in force
   Bylaws, with a certification that they are currently in force
   Certificate of Resolution of the Board of Directors
   Legal Opinion, which may be executed by in-house counsel
- Pledge of funds in the amount of a maximum of DM 1,000,000.--of IXYS Corporation according to the enclosed form
-  Assignment of claims and rights under the letter of credit transactions

Further particulars, especially in regard to the purpose of the security interest will be agreed upon at the execution of each security agreement.

The basis for our granting of this credit facility is the continued retention of the present corporate structure. If IXYS Corporation, Santa Clara, USA reduces its 100% indirect ownership of your company, then the Bank has the right to terminate the credit facilities and the outstanding balances without observing a notice period.

                                      2.

During the term of the credit facilities it is deemed to be agreed, that a minimum self- capitalization quota of 20% of IXYS Semiconductor GmbH is required. (Self-capitalization quota = self-capitalization times 100 divided by total assets)
The self-capitalization is defined as the sum of accounted capital, reserves, profits i.e. losses and the earnings minus potential claims to member shareholders. The calculation of this balance will occur at each record date on March 31 of each year.

In case, that the self-capitalization quota lies below 20%, a full security will be obtained for such amount below the self-capitalization quota of 20% at our discretion or alternatively, a cash contribution by the member shareholders will be supplied, so that the self-capitalization quota of the minimum 20 % will be maintained.

If the required balance i.e. condition can not be reached or contained or if the calculation of the self-capitalization has not been supplied timely to the bank, the bank will set a date to remedy such breach of contract, if it appears that a remedy of such breach seems possible. Otherwise, and after expiration of the date set to remedy such breach, the bank has the right to terminate the credit facility and to declare due and payable the balance without observing required notice periods.

An essential part of this credit facility are our "Terms and Conditions", which supplement this agreement and which are enclosed in their most recent version.

In regard to the regulations of the Banking Act you are obligated to always inform us in a timely manner about your economic situation and to provide to us your year-end balance sheet and audit reports, as well as audited consolidated financial statements of your parent corporation IXYS Corporation in binding format, without being requested to do so, prior to September 30 of each year.

Under regulations of the Federal Banking Regulatory Agency we are required to reserve the right to terminate credit facilities in so far as the applicant is not complying with certain disclosure requirements. This does not affect the bank's own rights of termination which are contemplated in the terms and conditions or other agreements.

Prior credit confirmation letters lose their validity after lawfully binding execution of this letter.

Please confirm your consent with the content of this letter and our terms and conditions by lawful and binding execution and return of the enclosed original counterpart.

                                      3.

We are happy to be available to you with the above described credit facility and hope to maintain continued agreeable business relations.

Sincerely,

COMMERBANK
Aktiengesellschaft
Mannheim Branch

/s/

We agree to the content of the above letter in all parts. Simultaneously, we are confirming receipt of your "Terms and Conditions".

Lampertheim, July 31, 2000            /s/ IXYS Semiconductor GmbH
------------------------------            D-68623 Lampertheim
City, Date                            ---------------------------------------
                                          Stamp Signature
                                          IXYS Semiconductor GmbH

                                      4.